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                                                                   Exhibit 10.3


                        INDEPENDENT CONTRACTOR AGREEMENT

This Independent Contractor Agreement ("Agreement") is entered into on July 1, 2005 between Intelligroup, Inc., a New Jersey corporation with an address at 499 Thornall Street, 11th Floor, Edison, New Jersey 08837-2235 ("Intelligroup"), and Pontus, Inc., a New York corporation with an address at [insert address] ("Company").

STATEMENTS:

Whereas, Intelligroup seeks to retain independent contractor(s) to provide certain legal department support functions;

Now therefore, in consideration of the mutual promises set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

TERMS AND CONDITIONS:

1. TERM. Company shall provide independent contractor(s) ("Contractor(s)") to Intelligroup as set forth in a Statement of Work ("SOW"). Each SOW shall reference this Agreement. To the extent there are any conflicts or inconsistencies between this Agreement and any SOW, the provisions of this Agreement shall govern and control.

2.       PAYMENT.
         a. Intelligroup shall pay Company for the services of the Contractor(s) as set forth in the SOW. No other payment for overtime, expenses, taxes, or any other costs and fees shall be charged by Company to Intelligroup, unless expressly approved by Sandeep Reddy or Vikram Gulati, with the exception of train travel to and from New York City to Edison, New Jersey for purposes of performing services as set forth in the SOW, which expense is approved hereby.

         b. Company shall provide written time sheets as set forth in the SOW. These time sheets shall at a minimum display the name of each Contractor(s) supplying services and the number of hours such Contractor(s) provided its services to Intelligroup.

         c. Company shall present invoices to Intelligroup for payment of its services as set forth in the SOW. Each invoice shall include the associated time sheets. Company shall post each invoice by mail to Intelligroup at the address specified in this Agreement, to the attention of Accounts Payable.

         d. Intelligroup shall pay the undisputed amount of each correct and verifiable invoice from Company within thirty (30) days of receipt of the invoice.

3. INDEPENDENT CONTRACTOR STATUS. The parties are independent contractors to each other and no agency, employment, or partnership is hereby created by and between the parties. Neither Company, the Contractor(s), or Company's employees shall be deemed to be employees of Intelligroup. Company shall be solely responsible for the payment of all compensation, including any overtime, to its Contractor(s), including provisions for employment taxes, workmen's compensation and any similar taxes associated with employment of Company's personnel and reimbursement of expenses. Contractor(s) shall not be entitled to any benefits paid or made available by Intelligroup to its employees. Company will indemnify, defend and hold Intelligroup harmless from any claim for payment of compensation (including benefits) or salary asserted by any Contractor(s) or any other liabilities, costs, and expenses (including, but not limited to, attorneys' fees) associated with a determination by any federal, state or local government agency, any court or any other applicable entity that the Contractor(s) provided by Company are employees of Intelligroup, except to the extent that such claims arise solely from Intelligroup's intentional acts or omissions not contemplated hereby or by the Separation Agreement dated the date hereof between Intelligroup and Christian Misvaer. Company acknowledges the following: (i) Company receives no direction or supervision from Intelligroup in its performance under this Agreement; and (ii) Company's performance under this Agreement shall not create agency, employment, or partnership between Intelligroup and Company. Intelligroup reserves the right to review annually Company's continued compliance with this Section 3. Company shall cooperate fully with Intelligroup in the conduct of this review, and shall provide sufficient documentary proof of its status as an independent contractor on receipt of Intelligroup's reasonable written request.
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4.       TERMINATION.
         a. This Agreement shall remain in full force and effect until terminated by either party pursuant to the terms specified in this Section 4. Either party may terminate this Agreement or a specific SOW if the other party materially breaches this Agreement or a SOW and such breach is not cured within ten
                  (10) days after receipt of written notice of the same.

         b. Either party may terminate this Agreement and any SOW at any time upon thirty (30) days advance written notice.

         c. Upon termination, Company shall assure that its Contractor(s) return all Confidential Information (as defined below) belonging to Intelligroup and provide Intelligroup with all Work Product (as defined below), whether complete or not. Upon termination, Intelligroup's shall pay any undisputed monies owing to Company for services performed. All provisions of this Agreement whose meaning requires them to survive shall survive expiration or termination of this Agreement, including but not limited to the limitation of liability and confidentiality provisions.

5.       WARRANTIES.
         a. Company warrants its compliance with all pertinent laws, statutory and regulatory requirements, and pays all applicable taxes as required for its business.

         b. Company warrants that it has obtained all insurance necessary, required and customary for the operation of its business.

         c. Company warrants that its Contractor(s) designated in the SOW and assigned to performance under this Agreement are legally authorized to work in the United States.

6.       LIMITATION OF LIABILITY.
         a. Other than for Company's violation of Sections 5 and/or 8, neither Intelligroup nor Company shall be liable to the other party for any indirect, incidental, special, or consequential damages in connection with this Agreement, however caused, whether based on contract, tort, warranty, or other legal theory, and whether or not informed of the possibility of such damages or if such damages were reasonably foreseeable. Notwithstanding anything to the contrary in this Agreement, Intelligroup's maximum aggregate liability to Company shall be the amounts paid by Intelligroup to Company under the particular SOW that gave rise to the liability.

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7.       OWNERSHIP OF WORK.
         a. Company acknowledges that all materials, inventions, discoveries, improvements, ideas and other innovations and works of authorship of any kind, published and unpublished, that Contractor(s) may make, conceive of, develop or reduce to practice in connection with the performance of services under this Agreement ("Work Product") shall be deemed works made for hire under the applicable copyright laws, and it is intended that all right, title and interest in the Work Product shall vest in Intelligroup.

         b. Company shall execute, and shall cause all Contractor(s) engaged by Company to perform services hereunder to execute any assignments or other documents requested by Intelligroup as being reasonably necessary to vest the full and exclusive right, title and ownership in the Work Product in Intelligroup.

8.       CONFIDENTIAL INFORMATION.
         a. Company acknowledges that Company and/or Contractor(s) may receive Confidential Information from Intelligroup during the term of this Agreement, including without limitation, information designated as confidential at the time of disclosure, or summarized in writing as Confidential Information within a reasonable time after disclosure. Company shall only use the Confidential Information to perform its obligations under this Agreement and disclose the Confidential Information only to Contractor(s) having a need to know the information for the purpose of this Agreement and who agree in writing to be bound by confidentiality terms similar to the terms of this Agreement. Company shall be liable for breach of confidentiality by its Contractor(s). Company shall treat the Confidential Information as it does its own valuable and sensitive information of a similar nature, and, in any event, with not less than a reasonable degree of care. Upon Intelligroup's request, Company shall return or certify the destruction of all Confidential Information.

         b. The term "Confidential Information" shall mean any and all information or proprietary materials (in every form and media) not generally known in the relevant trade or industry and which has been or is hereafter disclosed or made available by Intelligroup or Client to Company in connection with the efforts contemplated hereunder, including (i) all trade secrets, (ii) existing or contemplated products, services, designs, technology, processes, technical data, engineering, techniques, methodologies and concepts and any information related thereto, and (iii) information relating to business plans, sales or marketing methods and customer lists or requirements.

         c. Company acknowledges that the breach or threatened breach of this Section 8 will result in irreparable injury to Intelligroup and that, in addition to its other remedies, Intelligroup shall be entitled to injunctive relief to restrain any threatened or continued breach of such sections in any court of competent jurisdiction. Company hereby waives any requirement for the posting of a bond or other security in connection with the granting to Intelligroup of such injunctive relief.


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9.       MALPRACTICE WAIVER. Company is not a law firm, is not in the business of providing legal advice in any manner and does not hold itself out in any related manner. Company is in the business of, among other things, providing placement of Contractor(s) to corporations such as Intelligroup. Once a Contractor(s) is placed, Intelligroup shall have full control over such Contractor(s) projects and success. Accordingly, Intelligroup acknowledges and agrees that it has had an opportunity to review all candidate Contractor(s), is satisfied with their experience, skills and abilities to complete the projects set forth in the applicable SOW and waives any and all claims for malpractice, legal or otherwise, which it may have against Company and the Contractor(s) individually as a result of services provided by Contractor(s) under this Agreement.

10. CONTRACTOR(S) INDEPENDENCE. Contractor(s) placed under this Agreement work independently and are not subject to monitoring or oversight by Company. Company shall not in any manner influence or otherwise be involved in the project activities performed under the associated SOW. In addition, advice given by Contractor(s) shall not be influenced by or subject to any control by Company.

11. CONTRACTOR(S) OBLIGATIONS. In addition to the foregoing, Company shall ensure that the Contractor(s) shall observe the working hours, working rules and policies and holiday schedule of Intelligroup.

12. EXCLUSIVITY. Contractor(s) assigned to Intelligroup under any SOW shall not be assigned to work as an attorney for any other customers of Company during the duration of the applicable SOW. Contractor(s) may perform other tasks relating to the management, projects or other initiatives of Company during time not associated with an SOW.

13. ASSIGNMENT. Company may not assign this Agreement or any portion thereof without the prior written consent of Intelligroup. Any such assignment shall be null and void.

14. GOVERNING LAW AND JURISDICTION. This Agreement is governed by the laws of the State of New Jersey without any regards to conflicts of law provisions. Intelligroup and Company consent to the exclusive jurisdiction of the state and federal courts of New Jersey to resolve any dispute arising from this Agreement. The parties mutually acknowledge and agree that this Agreement relates solely to the performance of services (not the sale of goods) and, accordingly, shall not be governed by the Uniform Commercial Code of any State having jurisdiction.

15. INTERPRETATION. The headings and captions of the sections and paragraphs of this Agreement are for convenience only.

16. NOTICES. All notices required by this Agreement will be given in writing to the other party and delivered by registered mail, international air courier, facsimile, or the equivalent. Notices will be effective when received as indicated on the facsimile, registered mail, or other delivery receipt. All mailed notices will be given by one party to the other at its address stated on the first page of this Agreement unless a change thereof previously has been given to the party giving the notice.

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17.      SEVERABILITY. If any provision of this Agreement is interpreted to be illegal or unenforceable, the remainder of this Agreement shall be enforceable.

18. ENTIRE AGREEMENT AND AMENDMENTS. This is the entire agreement between Intelligroup and Company concerning the subject matter hereof and supersedes all prior agreement or arrangements between the parties, whether written or oral. No purchase order shall add additional terms to or vary the terms of this Agreement. Modifications to this Agreement shall be in writing, expressly refer to this Agreement, and be signed by authorized Contractor(s)s of Intelligroup and Company.

19. WAIVER. The waiver of any right in this Agreement shall be in writing and signed by the party against whom enforcement is sought, and shall not be a waiver of any other right in this Agreement.

20. AUTHORITY TO BIND. Neither party shall have authority to act for the other in any manner to create obligations or debts that would be binding upon the other. Neither party shall be responsible for any obligations or expenses of the other except as expressly authorized to be incurred in the performance of this Agreement.

21. NONSOLICITATION. During the term of the relevant SOW and for a period of one (1) year following termination or expiration thereof, Company shall not, directly or indirectly, solicit for hiring, as an employee or subcontractor, any employee(s) of Intelligroup.


INTELLIGROUP, INC.                        PONTUS, INC.


By: /s/ Vikram Gulati                     By: /s/ Christian Misvaer
    -----------------------------             --------------------------------
Name: Vikram Gulati                       Name: Christian Misvaer
Title: CEO and President                  Title: Managing Director

Date: 6/29/2005                           Date: 6/29/2005

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                                    SOW #1 TO
                 INDEPENDENT CONTRACTOR AGREEMENT ("AGREEMENT")
    BETWEEN INTELLIGROUP, INC. ("INTELLIGROUP") AND PONTUS, INC. ("COMPANY")
                               DATED JULY 01, 2005

                        --------------------------------


COMPANY CONTRACTOR(S)S AND RATES:

         Contractor supplied:       Christian Misvaer

         Fees: $7200 per month minimum ("Fees") which includes a minimum of 20 hours per week at $90 per hour relating to projects to be assigned and agreed to between Contractor and Intelligroup. Any time above 20 hours per week shall be invoiced at the rate of $90/hr.

         Performance Bonus: Company shall be eligible for a $36,000 guaranteed performance bonus. This bonus shall be paid as follows:

             1) $10,000 shall be paid in advance ("Advance") which shall be immediately due upon execution of this Agreement;

             2) $26,000 shall be invoiced (and paid in accordance with the terms of the Agreement) upon the earlier of: a) termination of this SOW by Intelligroup; b) breach of this SOW by Intelligroup; or c) December 1, 2005.

         In the event that Company breaches the terms of this SOW, the performance bonus shall not be due and the Advance shall be repaid by Company.

CONTRACT TERM: July 1, 2005 - September 30, 2005. May be extended for another 3 months upon the reasonable request of Intelligroup by delivery of written notice to the Company.

INVOICING:

         Monthly Minimum: The Fees described above shall be invoiced in advance each month on July 1, August 1 and September 1, 2005 (along with any months associated with any extension).

         Overtime and expenses: Provided the appropriate preapprovals are obtained, overtime (hours in excess of the 20 hours per week) shall be invoiced bi-weekly in the amount of $90/hr along with any and all reasonable business expenses of Contractor(s) including, without limitation, preapproved travel on Intelligroup business, train travel to and from Intelligroup's offices in Edison New Jersey from New York City and all other reasonable expenses associated with providing services under this SOW. Such bi-weekly invoices shall include a thorough time sheet for the Contractor.

SCOPE OF WORK:
         In the discretion of Intelligroup, provided such scope is reasonably acceptable to Contractor(s)


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EXTENSION. If Intelligroup requests that services be performed after September
         30, 2005 (the "Estimated End Date") but Intelligroup has not notified the Company of a 3-month extension of the Contract Term, this SOW shall be deemed to have been extended beyond the Estimated End Date on a month to month basis on the same terms and conditions stated herein and in the Agreement until such time as the following: (i) the services are completed; or (ii) the Agreement or this SOW is terminated pursuant to
         Section 4 of the Agreement.

INTELLIGROUP, INC.                         PONTUS, INC.


By: /s/ Vikram Gulati                      By: /s/ Christian Misvaer
    -------------------------------            --------------------------------
Name: Vikram Gulati                        Name: Christian Misvaer
Title: President and CEO                   Title: Managing Director

Date: 6/29/2005                            Date: 6/29/2005


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